EXHIBIT 2.1

                  AGREEMENT AND PLAN OF MERGER ("this Agreement") made and entered into this 25th day of January, 2000, by and between JETCO, INC., herein sometimes referred to as "Jetco" or the "Surviving Corporation", a Delaware corporation, and AMERISTAR CORP., herein sometimes referred to as "Amstar" or the "Disappearing Corporation", a Nevada corporation.

         WHEREAS:

          A. Jetco and Amstar (together sometimes referred to as the "Constituent Corporations"), desire to merger pursuant to the applicable statutes of the States of Delaware and Nevada, in accordance with the terms and conditions hereinafter set forth. The Constituent Corporations also desire that this be a reorganization free of tax and be governed by Section 368 (a) (1)
               (A) of the Internal Revenue Code.

          B.   Jetco  is  duly   organized   and  existing   under  the  General
               Corporation   Law  of  the  State  of   Delaware,   having   been
               incorporated on April 27, 1998.

          C. Amstar is duly organized and existing under the laws of the State of Nevada, having been incorporated on October 27, 1999.

          D. Jetco has an authorized capital stock consisting of 8,000,000 shares of preferred stock of the par value of $0.001 per share (the "Jetco Preferred"), of which none of the shares have been issued, and 100,000,000 shares of common stock of the par value of $0.001 per share (the "Jetco Stock"), of which 1,250,000 shares are now issued and outstanding.

          E. Amstar has an authorized capital stock consisting of 10,000 shares of common stock of the par value of $0.01 per share (the "Amstar stock"), of which 9,500 are now issued and outstanding.

NOW, THEREFORE, the Constituent Corporations do hereby agree each with the other that Amstar be merged into Jetco as the Surviving Corporation, pursuant to the applicable states of the States of Delaware and Nevada, subject to the following terms and conditions:

1. CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. On the merger date, as that term is defined in Paragraph 18 below, the Certificate of Incorporation of Jetco, Inc., amended and restated in its entirety in the form set forth in Exhibit "A" hereto (which restatement shall become effective only upon consummation of the Merger) shall be the Articles of Incorporation of the Surviving Corporation. As set forth in the Certificate of Incorporation of the Surviving Corporation, the name of the Surviving Corporation shall be "InTec, Inc."

2. BYLAWS OF THE SURVIVING CORPORATION: The Bylaws of Jetco in force on the Merger Date shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.


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3.   DIRECTORS  OF THE  SURVIVING  CORPORATION:  Until  changed,  the  number of persons who shall constitute the Board of Directors of the Surviving Corporation shall be five. The names and address of the persons who shall be directors of the Surviving Corporation on and after the Merger Date are:


     Name                                         Address
     ---
     O. Russell Crandall, Jr.                     203 South 1430 West
                                                  Hurricane, UT 84737

     William M. Noe                               138 East 94th Street
                                                  New York, NY 10128

     James R. Herbert                             5612 Wickersham Lane
                                                  Houston, TX 77056

     James F. Walters                             14724 Ventura Blvd., 2nd Fl.
                                                  Sherman Oaks, CA 91403

     David M. Barrett                             8521 Warde Terrace
                                                  Potomac, MD 20854

     Each of the aforesaid shall hold such office until the Jetco annual meeting of the shareholders of the Surviving Corporation and until their respective successors shall have been duly elected and qualified.

4. OFFICERS OF THE SURVIVING CORPORATION. On the Merger Date, the following persons shall be the officers of the Surviving Corporation , whose names and address are set forth below:

Name                          Office                     Address
----                          ------                     -------
O. Russell Crandall, Jr.      Chief Executive Officer    203 South 1430 West
                                                         Hurricane, UT 84737

William M. Noe                President                  138 East 94th Street
                                                         New York, NY 10128

S. Allen Selby                Executive Vice President   1525 Merrimac Circle
                                                         Ft. Worth, TX 76107

James F. Walters              Senior Vice President -    14724 Ventura Blvd.,
                                Finance, Treasurer        2nd Fl.
                                                         Sherman Oaks, CA 91403

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James R. Herbert              Senior Vice President -    5612 Wickersham Lane
                                Acquisitions             Houston, TX 77056

John H. Dunmar                Vice President -           1586 First Avenue
                                Marketing                New York, NY 10028

Gregory J. Layton             Vice President - Business  2950 Chichester Lane
                                Development              Fairfax, VA 22031

Tracy Gnagy                   Vice President -           21 Rippling Creek Drive
                                Administration           Sugar Land, TX 77479

Hartley J. Chazen             Secretary                  65 Perkins Road
                                                         Greenwich, CT 08630

     Each of the aforesaid shall hold the office set forth after his or her respective name until a successor shall be elected or appointed in the manner provided by the Surviving Corporation's Bylaws.

5. Conversion of shares of the Constituent Corporations. The manner of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

               (A) Each share of the Jetco Stock issued and outstanding on the Merger Date shall continue to be one share of Jetco Stock.

               (B) Each share of the Amstar Stock issued and outstanding on the Merger Date shall, without any action by the holders there, be changed and converted into 2,500 Jetco Shares; provided, however, that no fractional shares of the Surviving Corporation shall be issued. In lieu thereof, the Surviving Corporation shall round-up fractional shares to the next highest number.

               (C) All outstanding warrants, option and all other outstanding rights to purchase shares of Amstar Stock shall be adjusted, pursuant to the terms contained in such option, warrant or other rights documents, for conversion to warrants, options or rights to purchase stock of the Surviving Corporation on the same ratio as provided herein for holders of the Amstar Stock.

               (D) The number of Jetco Shares to be issued in exchange for shares of the Amstar Stock hereunder shall be proportionately reduced by any shares owned by Amstar shareholders who shall have timely objected to the merger (the "Dissenting Shares") in accordance with the provisions of the laws of Nevada, which objections will be dealt with as provided in those sections.

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               (E) On the Merger Date, the capital of the Surviving  Corporation shall be an amount equal to the aggregate par value of all of the issued shares of capital stock of the Surviving Corporation, after giving effect to the terms and provisions of this Agreement. Each certificate evidencing ownership of shares of Jetco Stock issued and outstanding on the Merger Date, or held by the Surviving Corporation in its treasury shall continue to evidence ownership of the same number of shares of Jetco Stock.

6. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing Amstar Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated by the Surviving Corporation to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of the Jetco Stock into which the shares of the Amstar Stock represented by the certificate or certificates so surrendered shall have been converted.

7. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented the Amstar Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Amstar Stock into which it was converted. No dividend or other distribution payable to holders of the Surviving Corporation common stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of the Amstar Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Jetco Stock represented thereby.

8. EFFECT OF THE MERGER. On the Merger Date, the separate existence of the Disappearing Corporation shall cease (except insofar as continued by statute), and it shall be merged with and into the Surviving Corporation. All the property, real, personal, and mixed, of each of the Constituent

     Corporations, and all debts due to either of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against the Surviving Corporation.

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9.   APPROVAL  OF   SHAREHOLDERS.   This  Agreement  shall  be  adopted  by  the
     shareholders   of  the   Constituent   Corporations  at  meetings  of  such
     shareholders called for that purpose or by written consent pursuant to the laws applicable thereto. There shall be required for the adoption of this Agreement the affirmative vote of the holders of at least a majority of the holders of all the shares of the common stock issued and outstanding and entitled to vote for each of the Constituent Corporations.

10. Representations and Warranties of Jetco. Jetco represents and warrants to Amstar that:

               (A) Corporate Organization and Good Standing. Jetco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Jetco does not have any subsidiaries nor any direct or indirect interest in any corporation, firm or unincorporated association. (

               B) Capitalization. Jetco's authorized capital stock consists of 8,000,000 shares of preferred stock, $0.001 par value, of which none of the shares have been issued, and 100,000,000 shares of common stock, $.001 par value, of which 1,250,000 shares are issued and outstanding.

               (C) Issued Stock. All the outstanding shares of the Jetco Stock are duly authorized and validly issued, fully paid and nonassessable.

(D) Corporate Authority. Jetco has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

               (E) Authorization. Execution of this Agreement has been duly authorized and approved by Jetco's board of directors.

               (F) Financial Statements. Jetco's balance sheet and the related statements of income and retained earnings for and as at the periods ended August 31, 1999, and December 31, 1999 (the "Jetco Financial Statements"), audited by Weinberg & Co., PA (Jetco's accountant), annexed hereto as Exhibit B fairly present the financial condition of Jetco as of the dates thereof and the results of operations for the periods then ended all conformity with generally accepted accounting principles consistently applied.

               (G) Title. Jetco has good and marketable title to all the real property and good and valid title to all other property included in the Jetco Financial Statements. Except as set out in the balance sheets thereof, the properties of Jetco are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Jetco

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               (H)  Absence  of  Undisclosed  Liabilities.  Except to the extent reflected or reserved in the Jetco Financial Statements, Jetco did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) or any liability or obligation for taxes, federal, state or foreign.

               (I) No Material Changes. There has been no material adverse change in the business, properties, or condition, financial or otherwise, of Jetco since the date of the Jetco Financial Statements.

               (J) Litigation. There is not, to the knowledge of Jetco, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Jetco or against any of its officers.

               (K) Contracts. Except for a one-year employment agreement between Jetco and James F. Walters (the "Walters Agreement") for his services as the chief financial officer of the surviving corporation, Jetco is not a party to any contract that is to be performed in whole or in part at or after the date of this Agreement.

               (L) Tax Returns. All federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts, have been properly prepared and filed by Jetco for all years to and including the taxable year ending December 31, 1998. The provisions for federal and state taxes reflected in the Jetco Financial Statements are adequate to cover any such taxes that may be assessed against Jetco in respect of its business and its operations during the periods covered by the Jetco Financial Statements and all prior periods.

               (M) No Violation. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Jetco is subject or by which Jetco is bound.

               (N) Reporting Company. Jetco has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 10 which was became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to ss.12 thereunder.

               (O) Reporting Company Status. Jetco has timely filed and is current on all reports required to be filed by it pursuant to ss.12(g) of the Securities Exchange Act of 1934, and until the Merger Date, shall continue to file all such reports when each shall become due.

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11.  REPRESENTATIONS AND WARRANTIES OF AMSTAR. Amstar represents and warrants to
     Jetco that:

               (A) Corporate Organization and Good Standing. Amstar is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Amstar has no subsidiaries, nor any direct or indirect interest in any other corporation, firm or other unincorporated entity.

               (B) Capitalization. Amstar's authorized capital stock consists of 10,000 shares of common stock, $0.01 par value, of which 9,500 shares are issued and outstanding.

               (C) Stock Rights. Except as set forth in Exhibit C hereto, there are no stock grants, options, rights, warrants or other rights to purchase or obtain shares of the Amstar Stock issued or committed to be issued.

               (D) Issued Stock. All the outstanding shares of Amstar Stock were duly authorized and are validly issued, fully paid and non-assessable.

               (E) Corporate Authority. Amstar has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

               (F) Authorization. Execution of this Agreement has been duly authorized and approved by Amstar's board of directors.

               (G) Financial Statement. Amstar has not conducted any business activities except to issue shares of the Amstar Stock and to enter into a Loan Agreement and a Subscription Agreement with [Investor] (the "[Investor] Agreements"), true copies of which has been delivered to Jetco. Within thirty (30) days of the Merger Date, Amstar will have prepared audited financial statements as at and for the period December 31, 1999 (the "Amstar Financial Statement"). The Amstar Financial Statement will fairly present the financial condition of Amstar as of December 31, 1999 and the results of its operations for the periods then ended all in conformity with generally accepted accounting principles consistently applied.

               (H) Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Amstar Financial Statement, Amstar did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

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


               (I) No Material Changes. There has been no material adverse change in the business, properties, or financial condition of Amstar since the date of the Amstar Financial Statement.

               (J) Litigation. There is not, to the knowledge of Amstar, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Amstar or against any of its officers.

               (K) Contracts. Except for the [Investor] Agreements, Amstar is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

               (L) Title. Amstar has good and marketable title to all the real property and good and valid title to all other property included in the Amstar Financial Statement. Except as set out in the balance sheet thereof, the properties of Amstar are not subject to any mortgage, encumbrance, or lien of any kind except as disclosed in the Amstar Financial Statement.

               (M) Tax Returns. Amstar has not filed and is now not required to file any federal, state or local tax returns. The provisions for federal and state taxes reflected in the Amstar Financial Statement will be adequate to cover all such taxes that may be assessed against Amstar in respect of its business and its operations during the period covered by the Amstar Financial Statement and all prior periods.

               (N) No Violation. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Amstar is subject or by which Amstar is bound.

12. Binding Nature of Certain Contracts. Jetco and Amstar agree that the [Investor] Agreements and the Walters Agreement shall survive the merger and shall be carried out by the Surviving Corporation in accordance with the terms and tenor of each said contract.

13. Conduct of Jetco Pending the Merger Date. Jetco covenants and agrees with Amstar that between the date of this Agreement and the Merger Date:

               (A) No change will be made in Jetco's articles of incorporation or bylaws.

               (B) Jetco will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

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               (C)  Jetco  will  submit  this  Agreement  for its  shareholders'
          approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

               (D) Jetco will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of its business which commitment can be canceled without penalty on not more than 30 days' notice.

14. Conduct of Amstar Pending the Merger Date Amstar covenants to and agrees with Jetco that between the date of this Agreement and the Merger Date:

               (A)  No  change   will  be  made  in  Amstar's   certificate   of
          incorporation or bylaws.

               (B) Amstar will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

               (C) Amstar will submit this Agreement for its shareholders' approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

               (D) Amstar will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

15. CONDITIONS PRECEDENT TO OBLIGATION OF JETCO. Jetco's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Jetco:

               (A) Amstar's Representations and Warranties. The representations and warranties of Amstar set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

               (B) Amstar's Covenants. Amstar shall have performed all covenants required by this Agreement to be performed by it on or before the Merger Date.

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


               (C) Shareholder Approval. This Agreement shall have been approved by the required number of shareholders of Jetco.

               (D) Amstar Financial Statements. Amstar shall have delivered the Amstar Financial Statements.

               (E) Supporting Documents of Amstar. Amstar shall have delivered to Jetco supporting documents in form and substance satisfactory to Jetco, to the effect that:

                    (i)  Amstar  is  a  corporation   duly  organized,   validly
               existing,  and in good  standing;

                    (ii) Amstar's  authorized and issued capital stock is as set forth herein; and

                    (iii) The execution and  consummation of this Agreement have been duly authorized and approved by Amstar's board of directors.

16. CONDITIONS PRECEDENT TO OBLIGATION OF AMSTAR. Amstar's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Amstar:

               (A) Jetco's Representations and Warranties. The representations and warranties of Jetco set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby and shall be applicable to the Jetco's financial statements referred to in subparagraph (C) hereof.

               (A) Jetco's Covenants. Jetco shall have performed all covenants and agreements required by this Agreement to be performed by it on or before the Merger Date.

               (B) Shareholder Approval. This Agreement shall have been approved by the required number of shareholders of Amstar.

               (C) Financial Statements; SEC Reports. Jetco shall have delivered to Amstar:

                    (i) the  financial  statements  of  Jetco  as at and for the period ended December 31, 1999, certified by Jetco's accountants; and

                    (ii) a true  copy of each  report  filed or  required  to be filed by Jetco with the SEC.


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


               (D) Supporting Documents of Jetco. Jetco shall have delivered to Amstar supporting documents in form and substance satisfactory to Amstar to the effect that:

                    (i) Jetco is a corporation duly organized, validly existing, and in good standing;

                    (ii) Jetco's  authorized  and issued capital stock is as set forth herein; and

                    (iii) The execution and  consummation of this Agreement have been duly authorized and approved by Jetco's board of directors.

17. ACCESS. From the date hereof to the Merger Date, Amstar and Jetco shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

18. MERGER DATE. The Merger shall become effective (the "Merger Date") on January 25, 2000.

19. TIME OF FILINGS. The Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval of this Agreement by the shareholders of the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

20. CLOSING. The transfers and deliveries to be made pursuant to this Agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or such place agreed upon by Jetco and Amstar without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.


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


21. Amstar's Closing Documents. At the Closing, Amstar shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Surviving
     Corporation:

               (A) A list of the holders of the shares of the Amstar Stock being exchanged with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Jetco Stock to be issued to each such holder.

               (B) Evidence of the consent of shareholders of Amstar to this Agreement.

               (C) Certificate of the Secretary of State of Nevada as of a recent date as to Amstar's good standing.

               (D)  Certified  copies of the  resolutions  of Amstar's  board of
          directors   authorizing  the  execution  of  this  Agreement  and  the consummation of the Merger.

               (E) Secretary's certificate of incumbency of Amstar's officers and directors.

               (F) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

22. JETCO'S CLOSING DOCUMENTS. At the Closing, Jetco shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Amstar

               (A) A list of Jetco's shareholders of record, including, wherever available, addresses and telephone numbers.

               (B) Evidence of the consent of Jetco's shareholders to this Agreement.

               (C) Certificate of the Secretary of State of Delaware as of a recent date as to the good standing of Jetco.

               (D)  Certified  copies of the  resolutions  of  Jetco's  board of
          directors   authorizing  the  execution  of  this  Agreement  and  the consummation of the merger.

               (E) Secretary's certificate of incumbency of Jetco's officers and directors.

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


               (F) The opinion of counsel for Jetco to the effect that:

                    (i) based upon such examination as such counsel shall state, such counsel has no knowledge that the representations and warranties made by Jetco herein are incorrect or fail to state a material fact necessary in order to make such statement correct and not misleading;

                    (ii) the  merger is  effective  and  Jetco is the  surviving corporation; and

                    (iii) all shares of the Jetco Stock  issued and  outstanding following the merger have been duly authorized and are fully paid and non-assessable under applicable Delaware law.

               (G) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

23.  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.   The  representations  and
     warranties of the Constituent Corporations set out herein shall survive the Merger Date.

24. TERMINATION. Unless the Merger Date shall have occurred prior to March 31, 2000, and unless such date has been extended by a writing signed by each party, this Agreement and the obligations of the parties hereto shall be void, and each of the parties shall pay for all of the costs and expenses incurred by such party in the negotiation and consummation of this Agreement and the transactions herein contemplated.

25.  ARBITRATION

               (A) Scope and Situs. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association in the State of California. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards

               (B) Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. Any dispute as to the applicable law shall be decided by the arbitrator.

               (C) Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

               (D) Application of Governing Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

               (E) Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law. Each party to the arbitration shall pay its own costs and counsel fees.

               (F) Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

               (G) No Suit. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

26.  General Provisions

               (A) Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

               (B) Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

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


               (C) Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party; provided, however, that any claim made to a party shall be promptly conveyed by notice to the other and the party against whom the claim is made shall have the right to defend the claim and any action arising therefrom, at its own expense and by
          counsel   selected  by  it.

               (D) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class certified mail, return receipt requested, or recognized commercial courier service, as follows:

                       If to Jetco:
                           Jetco, Inc.
                           860 Via de la Paz, Suite E-1
                           Pacific Palisades, CA 90272

                       If to Amstar, to:
                           AmeriStar Corp.
                           c/o AmeriStar Network, Inc.
                           321 North Mall Drive, Suite K-102
                           St. George, UT 84790

               (D) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware for agreements entered into and intended to be carried out entirely in Delaware.

27. Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

28. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                            JETCO, INC.

                                                     /s/ George A. Todt
                                        -------------------------------
                                                     By: George A. Todt
                                                              President

                                                        AMERISTAR CORP.

                                           /s/ O. Russell Crandall, Jr.
                                        -------------------------------
                                           By: O. Russell Crandall, Jr.
                                            Chairman of the Board & CEO




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